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EXHIBIT 24.1

POWER OF ATTORNEY

        Each of the undersigned directors of Medtronic, Inc., a Minnesota corporation ("Medtronic"), hereby constitutes and appoints ARTHUR D. COLLINS, JR. and DAVID J. SCOTT, or either of them, his or her true and lawful attorneys-in-fact and agents, each with full power and authority to act as such without the other, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that either of said attorneys and agents may deem necessary or advisable in connection with Medtronic's registration of shares, including preferred stock purchases rights and plan interests, under the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Plan and the Medtronic Puerto Rico Employees' Savings and Investment Plan in compliance with the Securities Act of 1933, as amended, with any regulations, rules or requirements of the Securities and Exchange Commission thereunder, and with any state or Puerto Rico Blue Sky laws or regulations in connection therewith, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned to the Registration Statement(s) on Form S-8 therefor, to any amendment to such Registration Statement, and to any instrument or document filed with said Commission as a part of or in connection with such Registration Statement or any amendment thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

/s/ RICHARD H. ANDERSON Richard H. Anderson	/s/ SHIRLEY ANN JACKSON Shirley Ann Jackson, Ph.D.
/s/ MICHAEL R. BONSIGNORE Michael R. Bonsignore	/s/ DENISE M. O'LEARY Denise M. O'Leary
/s/ WILLIAM R. BRODY William R. Brody, M.D., Ph.D.	/s/ JEAN-PIERRE ROSSO Jean-Pierre Rosso
/s/ ARTHUR D. COLLINS, JR. Arthur D. Collins, Jr.	/s/ JACK W. SCHULER Jack W. Schuler
/s/ ANTONIO M. GOTTO, JR. Antonio M. Gotto, Jr., M.D.,D.Phil.	/s/ GORDON M. SPRENGER Gordon M. Sprenger
/s/ BERNADINE P. HEALY Bernadine P. Healy, M.D.

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POWER OF ATTORNEY